EXHIBIT 3.6

AGREEMENT OF MERGER

OF

ICELAND ACQUISITION SUBSIDIARY, INC.

INTO

INFUSYSTEM, INC.

This Agreement of Merger is entered into between InfuSystem, Inc., a California corporation (the “Surviving Corporation”) and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the “Merging Corporation”).

1.	Merging Corporation shall be merged into Surviving Corporation.

2.	The outstanding shares of Merging Corporation shall be canceled without consideration.

3.	The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4.	Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.	The effective date of the merger is October 25, 2007 and the effect of the merger is prescribed by law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Merger on this 25th day of October, 2007.

INFUSYSTEM, INC.,
a California corporation

By:	/s/ Janet Skonieczny
Name:	Janet Skonieczny
Title:	Vice President

By:	/s/ Pat LaVecchia
Name:	Pat LaVecchia
Title:	Secretary

ICELAND ACQUISITION SUBSIDIARY, INC., a Delaware corporation

By:	/s/ John Voris
Name:	John Voris
Title:	Chief Executive Officer

By:	/s/ Pat LaVecchia
Name:	Pat LaVecchia
Title:	Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

Janet Skonieczny and Pat LaVecchia certify that:

1.	They are the Vice President and Secretary, respectively, of InfuSystem, Inc., a California corporation.

2.	The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation which equaled or exceeded the vote required.

3.	The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4.	There is only one class of shares and the number of shares outstanding entitled to vote on the merger is 100.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our own knowledge.

Date: October 25, 2007

By:	/s/ Janet Skonieczny
Name:	Janet Skonieczny
Title:	Vice President

By:	/s/ Pat LaVecchia
Name:	Pat LaVecchia
Title:	Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

John Voris and Pat LaVecchia certify that:

1.	They are the Chief Executive Officer and Secretary, respectively, of Iceland Acquisition Subsidiary, Inc., a Delaware corporation.

2.	The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation which equaled or exceeded the vote required.

3.	The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4.	There is only one class of shares and the number of shares outstanding entitled to vote on the merger is 100.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our own knowledge.

Date: October 25, 2007

By:	/s/ John Voris
Name:	John Voris
Title:	Chief Executive Officer

By:	/s/ Pat LaVecchia
Name:	Pat LaVecchia
Title:	Secretary